UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): July 19, 2016
____________________

LIMBACH HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

____________________

Delaware	001-36541	46-5399422
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

31 – 35th Street, Pittsburgh, Pennsylvania 15201

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (412) 359-2100

Not Applicable
(Former name or former address, if changed since last report)

___________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On July 19, 2016, at the special meeting in lieu of the 2016 annual meeting of stockholders (the “Special Meeting”) of Limbach Holdings, Inc. (f/k/a 1347 Capital Corp.) (the “Company” or “we”), the Company’s stockholders approved and adopted the 1347 Capital Corp. 2016 Omnibus Incentive Plan (the “2016 Plan”).

We have provided a description of the 2016 Plan under the heading “Proposal No. 4—Approval and Adoption of the 1347 Capital Corp. 2016 Omnibus Incentive Plan” in the Company’s final prospectus (as amended, the “Prospectus”) filed with the U.S. Securities and Exchange Commission (the “SEC”) on June 16, 2016 pursuant to Rule 424(b) of the rules and regulations of the SEC under the Securities Act of 1933, as amended (the “Securities Act”), beginning on page 110, which is incorporated herein by reference. We qualify that description in its entirety by reference to the full 2016 Plan set forth in Annex C to the Prospectus, which we have included as Exhibit 10.1 hereto and incorporate herein by reference.

At the Special Meeting, Charles A. Bacon, III, David S. Gellman and Larry G. Swets, Jr. were elected by the Company’s stockholders to serve as Class A directors, with terms expiring at the Company’s annual meeting of stockholders in 2017, Norbert W. Young was elected by the Company’s stockholders to serve as a Class B director, with a term expiring at the annual meeting of stockholders in 2018, and S. Matthew Katz and Gordon G. Pratt were elected by the Company’s stockholders to serve as Class C directors, with terms expiring at the annual meeting of stockholders in 2019.

Information with respect to the newly elected directors is set forth in the Prospectus in the section entitled “Management After the Business Combination” beginning on page 172, which is incorporated herein by reference.

Item 5.07 Submission of Matters to a Vote of Security Holders.

(a) As noted above, we held our Special Meeting on July 19, 2016.

(b) We set forth below a summary of the final voting results for the proposals that our stockholders considered and voted on at the Special Meeting.

1.	Approval of the Business Combination

The Company’s stockholders voted to approve and adopt the Agreement and Plan of Merger, dated March 23, 2016, by and among the Company, Limbach Holdings LLC and FdG HVAC LLC. We set forth below the results of the stockholder vote on this proposal:

Votes For	Votes Against	Abstentions
5,565,752	320,601	2

2.	Approval of the Certificate Proposals

The Company’s stockholders voted to approve and adopt the Second Amended and Restated Certificate of Incorporation. We set forth below the results of the stockholder vote on the ten proposals relating thereto:

Proposal	Votes For	Votes Against	Abstentions
2A – Change of Name and Removal of Blank Check Company Provisions	5,563,633	322,722	0
2B – Increase the Number of Authorized Shares	5,501,303	385,052	0
2C – Authorization of the Board or any Authorized Committee of the Board to Issue Preferred Stock	5,501,683	384,672	0
2D – Number and Election of Directors	5,563,530	322,822	3
2E – Stockholder Action by Written Consent	5,503,528	322,824	60,003
2F – Special Meetings of the Stockholders	5,503,531	322,824	60,000
2G – Opt Out of Section 203	5,503,530	322,822	60,003
2H – Exclusive Forum Provision	5,503,628	322,724	60,003
2I – Opt-in to Corporate Opportunity Doctrine	5,503,533	322,822	60,000
2J – Amendments to Certificate	5,503,633	262,722	120,000

3.       Election of Directors

The Company’s stockholders elected each of the following director nominees directors of the Company to serve in the classes and for the terms listed below, or until his respective successor is duly elected and qualified. We set forth below the results of the stockholder vote for each director nominee:

Nominee	Class	Annual Meeting at Which Term Expires	Votes For	Votes Withheld
Charles A. Bacon, III	Class A	2017	5,555,733	320,622
David S. Gellman	Class A	2017	5,730,733	155,622
Larry G. Swets, Jr.	Class A	2017	5,555,733	330,622
Norbert W. Young	Class B	2018	5,730,733	155,622
S. Matthew Katz	Class C	2019	5,730,733	155,622
Gordon G. Pratt	Class C	2019	5,555,733	330,622

4.	Approval of the 2016 Plan

The Company’s stockholders voted to approve the 2016 Plan, as described under Item 5.02 to this Current Report on Form 8-K. We set forth below the results of the stockholder vote on this proposal:

Votes For	Votes Against	Abstentions
5,468,733	322,722	94,900

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
10.1	1347 Capital Corp. 2016 Omnibus Incentive Plan (incorporated by reference to Annex C to the 1347 Capital Corp. Prospectus (File No. 333-210772) filed on June 16, 2016.)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LIMBACH HOLDINGS, INC.

	By:	/s/ John T. Jordan, Jr.
		Name:	John T. Jordan, Jr.
		Title:	Chief Financial Officer

Dated: July 25, 2016

EXHIBIT INDEX

Exhibit No.	Description
10.1	1347 Capital Corp. 2016 Omnibus Incentive Plan (incorporated by reference to Annex C to the 1347 Capital Corp. Prospectus (File No. 333-210772) filed on June 16, 2016.)